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                                                                    EXHIBIT 10.9

                                    GUARANTY
                             (The Right Start, Inc.)

      This GUARANTY, dated as of January 6, 2002, is made by The Right Start, Inc., a California corporation ("GUARANTOR"), in favor of the holders from time to time (collectively, the "SUBORDINATED NOTE HOLDERS") of certain subordinated notes (the "SUBORDINATED NOTES") issued by Toy Soldier, Inc., a Delaware corporation ("ISSUER") and wholly-owned subsidiary of Guarantor:

                                    RECITALS

      A. Pursuant to that certain Asset Purchase Agreement dated November 19, 2001 entered into by and among Guarantor, Issuer, Royal Vendex KBB N.V., a Netherlands corporation, F.A.O. Schwarz, a New York corporation, and Quality Fulfillment Services, Inc., a Virginia corporation (the "PURCHASE AGREEMENT"), Issuer issued to the Subordinated Note Holders the Subordinated Notes in partial payment of the Initial Purchase Price (as defined by the Purchase Agreement).

      B. As a condition to acceptance of the Subordinated Notes by the Subordinated Note Holders in partial payment of the Initial Purchase Price, Guarantor is required to enter into this Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

                                    AGREEMENT

      NOW, THEREFORE, in order to induce the Subordinated Note Holders to accept the Subordinated Notes in partial payment of the Initial Purchase Price, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantor hereby represents, warrants, covenants, agrees and guaranties as follows:

            1. DEFINITIONS. Guarantor is The Right Start, Inc. Terms defined in the Subordinated Notes and not otherwise defined in this Guaranty shall have the meanings given those terms in the Subordinated Notes when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

      "GUARANTIED OBLIGATIONS" means any and all present and future obligations of Issuer to Subordinated Note Holders arising under or related to the Subordinated Notes and/or any one or more of them, whether due or to become due, matured or unmatured, or liquidated or unliquidated, INCLUDING interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Subordinated Note Holder, Issuer or any other person.

      "GUARANTY" means this Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof.

            2. SUBORDINATION AGREEMENT. This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement dated as of January 6, 2002 (as amended, supplemented or otherwise modified from time to time, the "SUBORDINATION AGREEMENT") among Royal Vendex KBB, N.V., a Netherlands corporation, F.A.O. Schwarz, a New York corporation, Quality Fulfillment Services, Inc., a Virginia corporation, Issuer and Wells Fargo Retail Finance, LLC, to the indebtedness (including interest) owed by Guarantor pursuant to the loan and security agreement between Guarantor, Issuer and Wells

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Fargo Retail Finance, LLC, dated as of January 23, 2001 (as amended, supplemented or otherwise modified from time to time, the "WELLS LOAN AGREEMENT") and to indebtedness refinancing the indebtedness under the Wells Loan Agreement (the "WELLS INDEBTEDNESS") as contemplated by the Subordination Agreement, and to any other secured indebtedness of Guarantor for borrowed money permitted by the Wells Loan Agreement, and each holder of the Subordinated Notes, by acceptance thereof, has agreed to be bound by the provisions of the Subordination Agreement. In the event that any provisions of this Guaranty are deemed to conflict with the Subordination Agreement, the provisions of the Subordination Agreement shall govern.

            3. GUARANTY OF GUARANTIED OBLIGATIONS. Guarantor hereby irrevocably and unconditionally guaranties and promises to pay on demand the Guarantied Obligations and each and every one of them, INCLUDING all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

            4. NATURE OF GUARANTY. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and is not merely a guaranty of collection.

            5. PREPAYMENT TRIGGERED BY SECURITIES OFFERING. In the event that Guarantor shall receive net cash proceeds from the closing of a sale of debt or equity securities of Guarantor or Issuer ("CASH PROCEEDS") in excess of $5,000,000, not more than 30 calendar days after such receipt, Guarantor shall contribute to Issuer cash in an amount sufficient to permit Issuer to fulfill its obligation under Section 3.3 of the Subordinated Notes to prepay an aggregate principal amount of the Subordinated Notes equal to the Cash Proceeds. Notwithstanding the foregoing, Guarantor shall not be required to contribute to Issuer any proceeds from the closing of a sale of debt or equity securities of Guarantor or Issuer to the extent that the issuance resulting in such Cash Proceeds was effected solely to fund a merger, consolidation or asset acquisition and the Cash Proceeds of such issuance are so used within 30 days of receipt.

            6. RELATIONSHIP TO OTHER AGREEMENTS. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Subordinated Notes are fully applicable to this Guaranty and are incorporated herein by this reference.

            7. WAIVERS AND CONSENTS. Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of persons other than Guarantor and, in full recognition of that fact, consents and agrees that Subordinated Note Holders, together with Issuer, may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, INCLUDING any increase or decrease of the rate of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Subordinated Notes to which Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Subordinated Notes or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange,


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substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Subordinated Note Holders in conjunction with Issuer may determine; (g) release any person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Subordinated Note Holders or by operation of applicable laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or
(i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of Issuer and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

      Upon the occurrence and during the continuance of any Event of Default, Subordinated Note Holders may enforce this Guaranty independently of any other remedy or security Subordinated Note Holders at any time may have or hold in connection with the Guarantied Obligations. Guarantor expressly waives any right to require the Subordinated Note Holders to marshal assets in favor of Issuer, or to proceed against Issuer, or upon or against any security or remedy, before proceeding to enforce this Guaranty. Guarantor agrees that the Subordinated Note Holders may proceed against Issuer, or upon or against any security or remedy, in such order as they shall determine in their sole and absolute discretion. Subordinated Note Holders may file a separate action or actions against Issuer and/or Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other person, or whether any other person is joined in any such action or actions. Guarantor agrees that Subordinated Note Holders, Issuer, any other obligors and any affiliates of Issuer or such obligors may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. Subordinated Note Holders' rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be disgorged, restored or returned by Subordinated Note Holders upon the bankruptcy, insolvency or reorganization of Issuer or any other person, or otherwise, all as though such amount had not been paid. The rights of Subordinated Note Holders created or granted herein and the enforceability of this Guaranty with respect to Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Issuer or any other guarantor or surety or any other person and whether or not Issuer or any other person shall have any personal liability with respect thereto. Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Issuer or any other obligor with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Issuer or any other obligor (other than by reason of the full payment and performance of all Guarantied Obligations),
(d) any failure of Subordinated Note Holders to marshal assets in favor of Issuer or any other person, (e) except as otherwise provided in this Guaranty, any failure of Subordinated Note Holders to give notice of sale or other disposition of Collateral to Guarantor or any other person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) except as otherwise provided in this Guaranty, any failure of Subordinated Note Holders to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Guarantied obligations, including without limitation, any failure of Subordinated Note Holders to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Guarantied Obligation, (g) any act or omission of Subordinated Note Holders or others that directly or indirectly results in or aids the discharge or release of Issuer or any other obligor or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the


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obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation,
(i) any failure of Subordinated Note Holders to file or enforce a claim in any bankruptcy or other proceeding with respect to any person, (j) the election by Subordinated Note Holders, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under
Section 364 of the United States Bankruptcy Code, (1) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person, (n) the avoidance of any lien in favor of Subordinated Note Holders for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person, INCLUDING any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted, the benefits of any form of one-action rule under any applicable law, or (q) any action taken by Subordinated Note Holders that is authorized by this Section or any other provision of the Subordinated Notes. Guarantor expressly waives demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

            8. UNDERSTANDINGS WITH RESPECT TO WAIVERS AND CONSENTS. Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Issuer, Subordinated Note Holders or others, or against any collateral. Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by law.

            9. CORPORATE EXISTENCE. Except as set forth in this SECTION 9, Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents, rights (charter and statutory), licenses and franchises; PROVIDED HOWEVER, that Guarantor shall not be required to preserve any such right, license or franchise, if the Board of Directors of Guarantor shall determine in good faith, which determination shall be evidenced by a board resolution, that the preservation thereof is no longer desirable in the conduct of the business of Guarantor and that the loss thereof is not adverse in any material respect to Subordinated Note Holders. Notwithstanding the other provisions of this Guaranty, Guarantor shall be permitted to merge with or into any other entity if either (a) Guarantor shall be the continuing corporation or
(b) the merger is with and into a wholly-owned subsidiary of Guarantor and the surviving corporation of such merger expressly assumes the performance of the obligations of Guarantor under this Guaranty.

            10. INVESTMENT COMPANY ACT. Guarantor shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

            11. SEC REPORTS, FINANCIAL REPORTS. If the following information and documents are not available through the internet, Guarantor shall provide Subordinated Note Holders within 15 days after it files them with the United States Securities and Exchange Commission (the "SEC") copies of quarterly and annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that Guarantor files with the SEC pursuant to Sections 13(a) and 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended


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(the "EXCHANGE ACT"). Guarantor will continue to file with the SEC and to provide to the Subordinated Note Holders, on the same timely basis such reports, information and other documents as Guarantor would be required to file with the SEC as if Guarantor were subject to the requirements of such Sections 13(a) and 13(d) or 15(d) of the Exchange Act, notwithstanding that Guarantor may no longer be subject to Section 13(a) and 13(d) or 15(d) of the Exchange Act and that Guarantor would be entitled not to file such reports, information and other documents with the SEC.

            12. LIMITATIONS ON LIABILITY. Notwithstanding anything to the contrary elsewhere contained herein or in the Subordinated Notes, the aggregate liability of Guarantor hereunder for payment of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a "fraudulent transfer," "fraudulent conveyance" or terms of similar import, under applicable state or federal law, including without limitation, Section 548 of the United States Bankruptcy Code.

            13. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.




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      IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

                                    "Guarantor"

                                    THE RIGHT START, INC.,
                                    a California corporation

                                    Address for Guarantor:

                                    26610 Agoura Road., Suite 250
                                    Calabasas, California 91302
                                    Attn.: Legal
                                           jgroner@rightstart.com
                                    Telephone:  (818) 707-7100
                                    Fax:        (818) 707-7132

                                    By:____________________________

                                    Title:___________________________